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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                         Date of Report:  April 6, 1998

                         AirTouch Communications, Inc.


   Delaware                     1-12342                  94-3213132
(State or other            (Commission File            (IRS Employer
jurisdiction of                 Number)              Identification No.)
incorporation)


            One California Street, San Francisco, California  94111
       ------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (415) 658-2000


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Item 2.  Acquisition or Disposition of Assets.

        On April 6, 1998, AirTouch Communications, Inc. ("AirTouch") and U S WEST Media Group, Inc. ("Media") completed the merger of Media's U.S. cellular and PCS interests into AirTouch (the "Merger") pursuant to the Agreement and Plan of Merger dated as of January 29, 1998, among U S WEST, Inc., Media, U S WEST NewVector Group, Inc. ("NewVector"), U S WEST PCS Holdings, Inc. ("Holdings") and AirTouch (the "Merger Agreement"). A copy of the Merger Agreement is filed as Exhibit 2.1 to AirTouch's Current Report on Form 8-K, Date of Report: January 29, 1998 (File No. 1-12342).

        The Merger was structured as a tax-free merger in which New Vector, which holds Media's U.S. Cellular business, and Holdings, which owns an indirect 25% interest in PrimeCo Personal Communications, L.P., merged into AirTouch, with AirTouch as the surviving corporation. In the merger, AirTouch issued approximately 59.5 million shares of common stock valued at $2.9 billion based on the April 3, 1998 closing price of $49 per share and shares of 5.143% Class D Cumulative Preferred Stock and 5.143% Class E Cumulative Preferred Stock having an aggregate face value of $1.65 billion. AirTouch also assumed $1.35 billion of debt associated with the acquired businesses, which it refinanced through the issuance of a corresponding amount of commercial paper. The amount of the consideration was determined based on arm's-length negotiations between the parties.

        AirTouch's earnings per share dilution from the acquisition, primarily due to the amortization of acquisition intangibles, is expected to peak at approximately $0.40 per share in the first full year following the transaction and to decline thereafter. AirTouch plans to pursue cost savings to partially mitigate this dilution.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements.

        The financial statements required by this item will be filed not later than 60 days after the date that this Report must be filed.

(c) Exhibits.

Exhibit 3.1 Certificate of Designation, Preferences and Rights of 5.143% Class D Cumulative Preferred Stock.


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Exhibit 3.2  Certificate of Designation, Preferences and Rights of 5.143% Class
             E Cumulative Preferred Stock

Exhibit 10 Amended and Restated Investment Agreement dated as of April 6, 1998 by and between AirTouch and US WEST, Inc.

Exhibit 99.  Press Release dated April 6, 1998.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                        AIRTOUCH COMMUNICATIONS, INC.

                        By: /s/ MOHAN S. GYANI
                            ------------------------------
                            Mohan S. Gyani
                            Executive Vice President and
                            Chief Financial Officer

Date: April 13, 1998

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Exhibits Index

Exhibit 3.1 Certificate of Designation, Preferences and Rights of Class D Cumulative Preferred Stock.

Exhibit 3.2 Certificate of Designation, Preferences and Rights of Class E Cumulative Preferred Stock.

Exhibit 10 Amended and Restated Investment Agreement dated as of April 6, 1998 by and between AirTouch and U S WEST, Inc.

Exhibit 99.  Press Release dated April 6, 1998.

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